EXHIBIT 99.2

FORM OF FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. PROXY CARD

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
PROXY

The undersigned hereby appoints                      and                      as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Fidelity National Information Solutions, Inc. held of record by the undersigned as of                     , 2003, at the Annual Meeting of Stockholders to be held on                     , 2003, or any adjournment, thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE DETACH HERE

1.     Approval of the proposed merger of a wholly-owned subsidiary of FNF with and into FNIS pursuant to the terms and subject to the conditions set forth in the merger agreement, dated July 11, 2003 among FNF, FNIS and FNIS Acquisition Corp. under which FNF will issue 0.830 shares of common stock, subject to adjustment as described therein, in exchange for each share of outstanding common stock of FNIS (other than shares held by FNF and its subsidiaries).

☐ For      ☐ Against      ☐ Abstain

2. Election of Directors by holders of Common stock:

01 Willie D. Davis
02 William P. Foley, II
03 Richard J. Freeman
04 Earl Gallegos
05 Richard A. Mendenhall
06 Patrick F. Stone
07 Cary H. Thompson

☐      Vote FOR all nominees (except as marked)

☐      Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

☐ For      ☐ Against      ☐ Abstain

3.     Amendment of Fidelity National Information Solutions, Inc.’s 2001 Stock Incentive Plan to increase by 3,300,000 the number of common stock that may be issued pursuant to the stock options granted thereunder and to increase by 330,000 the automatic annual increase in the number of shares that may be issued pursuant to the stock options granted thereunder.

☐ For      ☐ Against      ☐ Abstain

4.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY OF EACH OF THE NOMINEES.

Address Change? Mark Box Indicate changes below:	☐

	Dated:	, 2003

Signature(s) in Box

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
PROXY

The undersigned hereby appoints                      and                     , or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Fidelity National Information Solutions, Inc. (“FNIS”) held of record by the undersigned on      , 2003 at the Annual Meeting of Stockholders to be held on      , 2003, or any adjournment thereof, at 2:00 p.m. Eastern Time at      , Jacksonville, Florida.

This instruction and proxy card is also solicited by the Board of Directors of FNIS for use at the Annual Meeting of Stockholders on                     , 2003 at 2:00 p.m. Eastern time from persons who participate in either (1) the Fidelity National Financial 401(k) Profit Sharing Plan (the “401(k) Plan”), or (2) the Fidelity National Information Solutions Employee Stock Purchase Plan (the “ESPP”), or (3) both the 401(k) Plan and the ESPP.

By signing this instruction and proxy card, the undersigned hereby instructs [Wells Fargo Bank Minnesota, N.A.,] Trustee for the 401(k) Plan and the ESPP, to exercise the voting rights relating to any shares of common stock of Fidelity National Financial, Inc. allocable to his or her account(s) as of                     , 2003. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (c/o Proxy Services, P.O. Box 9141, Farmingdale, NY 11735) by      , 2003. For shares voted by phone or internet, the deadline is 11:59 PM on      , 2003. For the 401(k) Plan, the Trustee will tabulate the votes received from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios. For the ESPP, the Trustee will vote only those shares that are properly voted by ESPP participants.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE DETACH HERE

1.     Approval of the proposed merger of a wholly-owned subsidiary of FNF with and into FNIS pursuant to the terms and subject to the conditions set forth in the merger agreement, dated July 11, 2003 among FNF, FNIS and FNIS Acquisition Corp. under which FNF will issue 0.830 shares of common stock, subject to adjustment as described therein, in exchange for each share of outstanding common stock of FNIS (other than shares held by FNF and its subsidiaries).

☐ For      ☐ Against      ☐ Abstain

2. Election of Directors by holders of Common stock:

01 Willie D. Davis
02 William P. Foley, II
03 Richard J. Freeman
04 Earl Gallegos
05 Richard A. Mendenhall
06 Patrick F. Stone
07 Cary H. Thompson

☐      Vote FOR all nominees (except as marked

☐      Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

☐ For      ☐ Against      ☐ Abstain

3.     Amendment of Fidelity National Information Solutions, Inc.’s 2001 Stock Incentive Plan to increase by 3,300,000 the number of common stock that may be issued pursuant to the stock options granted thereunder and to increase by 330,000 the automatic annual increase in the number of shares that may be issued pursuant to the stock options granted thereunder.

☐ For      ☐ Against      ☐ Abstain

4.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY OF EACH OF THE NOMINEES.

Address Change? Mark Box Indicate changes below:	☐
	Dated:	, 2003

Signature(s) in Box

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.